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                                                               Exhibit 10.104(b)

                       FIRST AMENDMENT TO LEASE AGREEMENT

        THIS FIRST AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as this "Amendment") made and entered into as of the 27 day of September, 2000, by and between SUNTRUST PLAZA ASSOCIATES, LLC, a Georgia limited liability company (hereinafter referred to as "Landlord"), and INTERLAND, INC., a Georgia corporation (hereinafter referred to as "Tenant");

                                   WITNESSETH:

        WHEREAS, Landlord and Tenant entered into that certain SunTrust Plaza Garden Offices Lease Agreement dated May 15, 2000, concerning the lease of certain premises known as Suites 500 and 560 of SunTrust Plaza Garden Offices as more particularly described therein (hereinafter referred to as the "Lease"); and

        WHEREAS, Landlord and Tenant mutually desire to amend the Lease to reflect the addition to the Premises of certain space on the 4th and 5th Floors of the Building as provided below;

        NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1. Definitions. Defined terms used in this Amendment (as indicated by the capitalization of the initial letters thereof) shall, if such terms are defined inn the Lease and are not otherwise defined in this Amendment, be deemed to have the same definitions as provided in the Lease.

        2. Expansion Space.

                (a) Premises. The definition of the Premises shall be amended as of each of the Expansion Effective Dates (as hereinafter defined) to include the respective areas identified on Exhibit A attached to this Amendment (hereinafter referred to as the "Expansion Spaces"), constituting (i) 3,760 square feet of Rentable Area on the 5th Floor of the Building (the "5th Floor Space"), and (ii) 60,321 square feet of Rentable Ara on the 4th Floor of the Building (such as 4th Floor space being the "Data Center" as provided for in Paragraph 3(a) on Exhibit E of the Lease). On and after the Expansion Effective Date for the 5th Floor Space the Premises shall contain 54,623 square feet of Rentable Area and Tenant's Percentage Share for the Premises shall be 8.394% and on and after the Expansion Effective Date for the Data Center, the Premises shall contain 114,944 square feet of Rentable Area and Tenant's Percentage Share for the Premises shall be 17.664%. The Rentable Area will be confirmed in accordance with the procedure set forth in Section 1(j) of the Lease. Except as provided in this Amendment, the terms and provisions of the Lease shall apply to the Expansion Spaces as they become part of the Premises.



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                (b) Term. The term for each of the Expansion Spaces shall
commence (hereinafter referred to as the "Expansion Effective Date") fifteen
(15) days after the Delivery Date for each such Expansion Space. Unless terminated earlier as provided in the Lease, the Expansion Spaces shall remain part of the Premises until the end of the Term of the Lease.

                (c) Rent. The Base Rental for th Expansion Spaces shall be an amount per annum per square foot of Rentable Area of the Expansion Spaces as is applicable to the Premises in accordance with the Lease, and shall be payable as provided in the Lease, commencing respectively on the Expansion Effective Date for each of the Expansion Spaces. If the first or last calendar month of the term for an Expansion Space is less than a full calendar month, the Base Rental for such Expansion Space shall be prorated on a daily basis for such partial month. The Additional Rent for the Data Center shall be calculated as provided in Paragraph 3(C)(vii) on Exhibit E of the Lease.

                (d) Tenant Improvements. Except as otherwise provided in this Paragraph (d), all improvements to the Expansion Spaces shall be designed, approved, and constructed in accordance with the terms and conditions of the Lease, including, without limitation, the provisions of Exhibit C to the Lease, except that (i) plans and specifications for the Tenant Improvements have been approved by Landlord; (ii) the target Delivery Date for the 5th Floor Space is November 1, 2000 and for the Data Center is March 14, 2001; (iii) Landlord shall not be entitled to a Construction Management Fee; and (iv) Landlord's Contribution and the Design Fee Allowance shall be in the amounts per square foot of Rentable Area as provided in the Lease for the Premises. In the event Landlord's Contribution exceeds the actual costs of such Tenant Improvements, the excess shall be applied as a credit against Base Rental next coming due after the Expansion Effective Date for the Data Center. In the event the total cost of said Tenant Improvements exceeds Landlord's Contribution, said excess shall be borne solely by Tenant.

                (e) Exhibit G. All of the provisions of Exhibit G to the Lease shall be effective upon the Expansion Effective Date for the Data Center.

        3. Fuel Tanks. Item 20 on Exhibit G to the Lease dealing with the Fuel Vault and Containment is hereby deleted and replaced with the following:

                (a) Landlord shall provide Tenant with access to the diesel fuel oil tanks ("Landlord's Tanks") maintained by Landlord for the Building. Tenant shall pay for all costs associated with the purchase, installation and maintenance of fuel-level monitoring equipment acceptable to Landlord which will be installed to Landlord's Tanks by Landlord's agents and incorporated into the Building Automation System maintained by Landlord, together with connection to remote readout gauges in the Building engineer's office. Tenant shall also pay for all costs associated with the purchase, installation and maintenance of fuel pumping equipment and a fuel usage meter acceptable to Landlord, to be installed in a location of the Building approved by Landlord.

                (b) Tenant shall install a fuel filtering system or systems acceptable to Landlord at the point of intersection between Landlord's Tanks and Tenant's fuel pumping equipment and sufficient to remove any impurities or contaminants from any fuel supplied to


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Tenant or returned from Tenant's fuel pumping equipment to Landlord's Tanks.
Tenant shall indemnify and hold Landlord harmless as provided in Exhibit G to the Lease for any damage or liability resulting from any impurities or contaminants being introduced into Landlord's Tanks from Tenant's fuel pumping equipment.

                (c) Tenant shall pay Landlord for all fuel taken by Tenant from Landlord's Tanks in an amount equal to 1.20 multiplied by the cost of such fuel to Landlord.

                (d) Landlord shall use its best efforts to maintain at all times a minimum of 4,800 gallons of fuel in Landlord's Tanks for use by Tenant, which amount will be over and above the amount maintained by Landlord for Building life safety and peak shaving activities.

                (e) Landlord shall have Landlord's Tanks tested for the presence of water once each calendar year. Landlord shall have Landlord's Tanks tested for the presence of water more often than once each calendar year upon Tenant's written request and at Tenant's expense.

        4. Security Deposit. As of the Expansion Effective Date for the 5th Floor Space, the Security Deposit requirements set forth in the Basic Lease Information shall be amended as follows:

                    ----------------------------------------
                    Beginning of Lease
                            Year           Security Deposit
                    ----------------------------------------
                           Year   1           $2,202,921
                    ----------------------------------------
                                  2            1,927,556
                    ----------------------------------------
                                  3            1,597,118
                    ----------------------------------------
                                  4            1,266,679
                    ----------------------------------------
                                  5              991,314
                    ----------------------------------------
                                6&7              660,876
                    ----------------------------------------
                                8&9              440,584
                    ----------------------------------------
                                 10              220,292
                    ----------------------------------------

The amounts set forth in the Security Deposit column above will each be reduced to the greater of (i) seventy-five (75%) percent of the indicated amounts, or
(ii) the greatest amount of Rental payable during any month of the indicated Lease Year, upon receipt by Landlord of written notice from Tenant, together with all necessary supporting documentation reasonably requested by Landlord, that the following events have occurred:

                (a) For a period of six (6) consecutive quarters Tenant has cumulatively had a positive net income, determined in accordance with generally accepted accounting principals ("GAAP"), and as reflected on Tenant's 10-Q's, and for four (4) of those quarters Tenant has had a positive net income determined in accordance with GAAP; and

                (b) At the end of each of the six (6) quarters provided for in subparagraph (a), Tenant has had at least $40 million in cash or cash equivalents.


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        5. Broker Representation. Landlord represents and warrants that it has been represented in the negotiation of this Amendment by Portman Management Company, that no other broker, agent or commissioned salesperson has represented Landlord in connection with this transaction, and that Portman Management Company shall be compensated by Landlord for its services in connection with this transaction. Tenant represents and warrants that it has not been represented by any broker, agent or other commissioned salesperson in connection with the negotiation of this Amendment other than The Staubach Company -- Southeast, Inc. ("Staubach"). Tenant agrees to indemnify and hold Landlord harmless from all loss, cost and damage (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees or compensation due to any broker who represented Tenant, whether or not disclosed, other than Staubach. Landlord shall be responsible for the payment of a commission to Staubach pursuant to the terms of a separate agreement between Landlord and Staubach.

        6. General Provisions. To the extent of any conflict between the terms and conditions of this Amendment and the terms and conditions of the remainder of the Lease, the terms and conditions of this Amendment shall control. The Lease (as amended and modified by this Amendment) shall continue in full force and effect and is hereby ratified and confirmed by the parties. This Amendment may be executed in two or more counterparts, any of which shall be deemed an original, and all of which shall be deemed to constitute a single instrument. This Amendment shall be binding upon and shall inure to the benefit of each party hereto and their respective successors and permitted assigns.


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        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.


                                        LANDLORD:

                                        SUNTRUST PLAZA ASSOCIATES, LLC.,
                                        a Georgia limited liability company

                                        BY: SUNTRUST BANKS, INC.,
                                            its sole manager

                                        By: /s/ Susan C. Gallienne
                                           -------------------------------------
                                           Title: First Vice President
                                                 -------------------------------

                                        [CORPORATE SEAL]


                                        TENANT:

                                        INTERLAND, INC.,
                                        a Georgia corporation

                                        By: /s/ Ken Gavranovic
                                           -------------------------------------
                                           Title: President
                                                 -------------------------------

                                        Attest: H.C. Covington
                                               ---------------------------------
                                               Title: Secretary
                                                     ---------------------------

                                        [CORPORATE SEAL]